UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 11, 2012

Official Payments Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33475	94-3145844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3550 Engineering Drive, Suite 400 Norcross, Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 325-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On April 11, 2012, the Audit Committee of Official Payments Holdings, Inc. (the “Company”) dismissed the Company’s independent registered public accounting firm, McGladrey & Pullen, LLP (“McGladrey”).

McGladrey had served as the Company’s independent registered public accounting firm since January 2005.  As previously disclosed, in January 2012, the Audit Committee determined that it would be in the best interest of the Company and its shareholders to request proposals from McGladrey and others to serve as the Company’s independent registered public accounting firm.  McGladrey was given the opportunity to and did submit a proposal.  In making the decision to evaluate other accounting firms, the Audit Committee considered, among other things, the possible benefits to the Company and its shareholders of having a new audit team perform this work and the relocation of the Company’s principal executive offices from Reston, Virginia, to Norcross, Georgia.  The Audit Committee, which is composed entirely of independent directors, is responsible for selecting the Company’s independent registered public accounting firm.

The audit reports of McGladrey on the consolidated financial statements of the Company as of and for the years ended September 30, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  During the fiscal years ended September 30, 2011 and 2010 and the subsequent interim period through April 11, 2012, there were (i) no disagreements between the Company and McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make reference thereto in connection with McGladrey’s reports on the consolidated financial statements for such years, and (ii) no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided McGladrey with a copy of this Form 8-K, and requested McGladrey to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the above statements.  A copy of such letter, dated April 16, 2012, is filed as Exhibit 16.1 to this Form 8-K.

On April 11, 2012, the Audit Committee engaged Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm.

During the fiscal years ended September 30, 2011 and 2010 and the subsequent interim period through April 11, 2012, the Company did not consult with E&Y regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and E&Y did not provide either a written report or oral advice to the Company that E&Y concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICIAL PAYMENTS HOLDINGS, INC.
Date: April 16, 2012	By: /s/ Jeff Hodges
Name: Jeff Hodges Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from McGladrey & Pullen, LLP dated April 16, 2012